EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-136713, 333-128607, 333-10993, 333-100186, 333-106054, 333-106080, and 333-121059 on Form S-3 and Registration Statement Nos. 333-139108, 333-129454, 333-03303, 333-03289, 333-61598, 333-76316, 333-76288, 333-88372, 333-100184, 333-113684, 333-121371, 333-125010 on Form S-8 of our report dated February 28, 2007, August 14, 2007 as to the effects of the restatement discussed in Note 23 and Note 1, relating to the financial statements and financial statement schedules, respectively, of PNM Resources, Inc. and subsidiaries (which express an unqualified opinion and include explanatory paragraphs regarding the adoption of Financial Accounting Standards Board Financial Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations in 2005, Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132R in 2006, PNM Resources, Inc.’s acquisition of TNP Enterprises, Inc. in 2005, and PNM Resources, Inc.’s restatement discussed in Note 23 and Note 1, respectively), and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K/A of PNM Resources, Inc. and subsidiaries for the year ended December 31, 2006.

/s/  DELOITTE & TOUCHE LLP

Dallas, Texas
August 14, 2007